UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________________________

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6, 2019 (June 5, 2019)

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Cool Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32217

Maryland	33-0599368
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2001 NW 84th Avenue

Miami, FL 33122
(Address of principal executive offices, including zip code)

(858) 373-1675
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AWSM	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Director and Officer Departures

Director Resignations

Effective June 5, 2019, Mauricio Diaz, who was Chief Executive Officer (the “CEO”) and Chairman of the board of directors (the “Board”) of Cool Holdings, Inc. (the “Company”) and Carlos Felipe Rezk, the Chief Sales & Marketing Officer (the “CSMO”) and a member of the Board, both resigned.  These resignations are in connection with a planned restructuring of management pursuant to the Company’s acquisition of Simply Mac, Inc. from GameStop Corp. (the “Simply Mac Acquisition”).

Officer Termination

As part of the planned restructuring pursuant to the Simply Mac Acquisition, the Company also terminated the services of Mr. Diaz and Mr. Rezk as CEO and CSMO, respectively.  Furthermore, the Company also terminated the services of Carlos Alfredo Carrasco as Chief Financial Officer (the “CFO”).  The employment of Mr. Diaz, Mr. Rezk and Mr. Carrasco with the Company were terminated effective June 5, 2019.

As required by their employment agreements with the Company, each of Mr. Diaz, Mr. Rezk and Mr. Carrasco are entitled to severance. Each of Mr. Rezk and Mr. Diaz will receive an aggregate of $240,000, representing their base salary for a period of twelve months, payable in shares of common stock of the Company (the “Shares”), as well as payment of $24,827.59 representing accrued but unused vacation.  Mr. Carrasco will receive an aggregate of $180,000, payable in Shares, representing Mr. Carrasco’s base salary for a twelve-month period, accelerated vesting of 26,667 restricted Shares, and a payment of $18,620.69 representing accrued but unused vacation.

(c) New Officer Appointments

To fill the resulting vacancies, effective June 5, 2019, the Company has appointed Reinier Voigt (age 59) as President and CEO, and Vernon A. LoForti (age 65) as Senior Vice President and CFO.

Appointment of Reinier Voigt

Prior to his appointment as President and CEO of the Company, Mr. Voigt was appointed to serve as the Chief Operating Officer (the “COO”) of the Company on March 12, 2018, when the Company merged with Cooltech Holdings Corp. (“Cooltech”). Mr. Voigt also previously served as the COO of Cooltech from December 2016. From May 2015 until August 2016, Mr. Voigt was the President and COO of TEReI International, and from September 2006 until April 2015 he was COO of Facey Telecom.  Mr. Voigt brings more than twenty years of experience in business operations that have included a focus on profit and loss optimization, strategic planning, finance and financial reporting. He also received the equivalent of a Master in Business Administration from Anton De Kom University of Suriname.  On September 27, 2018, the company obtained a short‑term loan from Reinier Voigt, our Chief Operating Officer, to the Company in the principal amount of $400,000. The unsecured loan was repaid four days later on October 1, 2018, together with a loan fee of $4,000 (the “Loan Transaction”). The Loan Transaction were approved by both the Company’s audit committee and Board.

In connection with the appointment, the Company’s compensation committee approved an annual base salary of $240,000 for Mr. Voigt.

Appointment of Vernon A. LoForti

Prior to his appointment as Senior Vice President and CFO, Mr. LoForti served the Company as its Vice President and Secretary since the merger of the Company with Cooltech.  Prior to that, Mr. LoForti served as Chief Financial Officer of InfoSonics (the name of the Company prior to the merger) since July 2010. Prior to InfoSonics, Mr. LoForti served in a number of executive positions at Overland Storage, Inc., a global supplier of data protection appliances. Mr. LoForti joined Overland in 1995 and served as the company’s Vice President, Chief Financial Officer and Secretary from 1995 to August 2007, including leading its initial public offering in 1997. From August 2007 to September 2009, LoForti served as President, Chief Executive Officer and a member of Overland’s Board of Directors. Mr. LoForti began his career in public accounting with Price Waterhouse and holds a Bachelor of Science in Accounting from Brigham Young University.

(d) New Directors Elected

On June 5, 2019, the Board, on recommendation from the Company’s nominating and corporate governance committee, elected two new independent members, Kevin Taylor and Vince Virga, to fill the existing vacancies on the Board.  In addition to serving as Chairman of the Board and Chair of the compensation committee, Mr. Taylor will be a member of the Company’s audit committee and nominating and corporate governance committee.  Meanwhile, Mr. Virga will be a member of the Company’s audit and compensation committees, as well as Chair the nominating and corporate governance committee.

Additionally, Mr. Voigt was also elected to the Board effective the same date.

Item 7.01. Regulation FD Disclosure.

On June 6, 2019, the Company issued a press release announcing the changes noted above to its management team and board of directors. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Press release dated June 6, 2019.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cool Holdings, Inc.
Date:	June 6, 2019	By:	/s/ Vernon A. LoForti
Vernon A. LoForti
Chief Financial Officer